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Exhibit 21 - Subsidiaries

         The following is a list of all subsidiaries of the Company:

                                           Jurisdiction          Ownership
Name of Subsidiary                       of Incorporation        Percentage
------------------                       ----------------        ----------
Teletouch Licenses, Inc.                     Delaware               100%